Exhibit 99.1

September 2026

IMPORTANT INFORMATION REGARDING THE ADJOURNED 2026 ANNUAL SHAREHOLDER MEETING
Dear Shareholder:

On September 4, 2026, SUI Group Holdings Limited (the “Company”) convened its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders approved Proposals 1, 3, 4 and 5.
The Annual Meeting was adjourned with respect to Proposal 2 — the approval of the Company’s reincorporation from Minnesota to Delaware — to provide shareholders with additional time to vote on this important proposal. Proposal 2 has received in excess of 97% approval of the votes cast to date and more than 33% approval of the votes of the outstanding shares. However, the Proposal requires the approval of more than 50% of all outstanding shares of the Company’s voting stock as of July 8, 2026 for the Proposal to be approved.

The Annual Meeting will reconvene on Friday, October 2, 2026, at 9:30 a.m. Eastern Time at the Company’s offices located at 1907 Wayzata Boulevard, Suite 205, Wayzata, MN 55391.

Our records indicate that we may not have yet received your vote. Stockholders that have voted strongly supported the proposals, but we need your vote to achieve the requisite quorum. Please vote today to help us avoid the significant cost associated with continued proxy solicitation efforts.

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE — PLEASE TAKE A MOMENT TO VOTE “FOR” PROPOSAL 2 TODAY
The Board of Directors unanimously recommends that shareholders vote FOR Proposal 2 -Approval of the Company’s reincorporation from Minnesota to Delaware. The Board believes the Delaware reincorporation is in the best interests of the Company and its shareholders.

Approval of Proposal 2 requires the affirmative vote of a majority of the voting power of the Company’s outstanding shares entitled to vote. As a result, shares that are not voted on Proposal 2 have the same practical effect as a vote AGAINST the proposal.

If you have not yet voted your shares, we strongly encourage you to vote FOR Proposal 2 as soon as possible.

If you have already submitted a proxy or otherwise voted your shares, you do not need to take any further action unless you wish to revoke or change your vote.
PLEASE VOTE TODAY
You may vote using the instructions provided with your proxy materials:
■	Online: Visit the website listed on your proxy voting form and follow the on-screen instructions.

■	By Phone: Call the toll-free number listed on your proxy voting form and follow the recorded instructions.

If you have any questions or need assistance voting your shares, please contact Alliance Advisors, the Company’s proxy solicitation agent, by email at suig@allianceadvisors.com.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Company’s Annual Meeting. The Company has filed with the SEC and mailed to its stockholders a Proxy Statement in connection with the Annual Meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents filed by the Company with the SEC at www.sec.gov. The Proxy Statement and proxy card are also available on the Company’s corporate website at https://suig.io.

Important Additional Information
You are urged to read the Proxy Statement filed with the SEC on August 13, 2026 related to the Company’s Annual Meeting of Stockholders. Free copies of the proxy statement and other documents filed by the Company with the SEC are available through the SEC’s web site at www.sec.gov. In addition, the proxy statement and related materials may also be obtained free of charge from the Company by directing such requests to: Secretary at Sui Group Holdings Limited, 907 Wayzata Boulevard, Suite 205, Wayzata, MN 55391, Telephone: (952) 479-1923. The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies.

Stockholders as of close of business on the July 8, 2026 record date who have not voted are encouraged to vote. Stockholders needing assistance voting or have questions may contact the firm assisting the Company with the solicitation of proxies, Alliance Advisors, by telephone at the toll-free number listed on your proxy voting form or by email at suig@allianceadvisors.com.
Thank you for your prompt attention to this important matter.

Sincerely,

Douglas M. Polinsky
Chief Executive Officer